Exhibit 99.3

Beverly Enterprises, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

     The following unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the acquisition of substantially all of the assets of Hospice USA, LLC and certain of its affiliates (collectively “Hospice USA”) on the historical financial position and operating results of the Company and Hospice USA using the purchase method of accounting in accordance with generally accepted accounting principles in the United States. The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of the respective companies.

     The unaudited pro forma condensed combined balance sheet has been prepared as if the acquisition had taken place on June 30, 2004 and combines the Seller's June 30, 2004 unaudited historical combined balance sheet with Beverly’s June 30, 2004 unaudited historical condensed consolidated balance sheet.

     The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2004 and the year ended December 31, 2003, have been prepared as if the acquisition had taken place on January 1, 2003. Since Hospice USA has a December 31 year end, the pro forma condensed combined statements of operations for the six months ended June 30, 2004 have been prepared using Beverly and Hospice USA’s unaudited condensed statements of operations for the six months ended June 30, 2004. The pro forma condensed combined statements of operations for the year ended December 31, 2003 have been prepared using Beverly’s and Hospice USA’s audited statements of operations for the year ended December 31, 2003.

     The unaudited pro forma condensed combined financial statements include adjustments to reflect the purchase price consideration and the assets and liabilities acquired from Hospice USA, as well as other adjustments based upon available information and certain assumptions that the Company’s management believes are reasonable. The allocation of the purchase price is based on a comprehensive evaluation of the fair value of Hospice USA’s tangible assets acquired and liabilities assumed, identifiable intangible assets and goodwill at the time of the consummation of the acquisition.

     These unaudited pro forma condensed combined financial statements are provided for informational purposes and do not purport to represent the actual consolidated financial position or results of operations of Beverly as if the acquisition had occurred on the dates assumed, nor are they necessarily indicative of future financial position or results of operations.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s separate historical consolidated financial statements and notes thereto included in its Quarterly and Annual Reports on Forms 10-Q and 10-K, respectively, as amended and filed with the Securities and Exchange Commission, as well as the historical financial statements and notes thereto of Hospice USA contained elsewhere in this Current Report on Form 8-K/A.

BEVERLY ENTERPRISES, INC.
Unaudited Pro Forma Condensed
Combined Balance Sheet
June 30, 2004
(Dollars in thousands)

			Pro Forma
	Beverly	Hospice USA	Adjustments			Combined
ASSETS
Current assets:
Cash and cash equivalents	$216,463	$3,246	(72,423)	(a	)	$144,040
			(3,246)	(b	)
Accounts receivable, net of allowance for doubtful accounts	241,169	5,307	(682)	(b	)	245,794
Notes receivable, net of allowance for doubtful notes	17,693	—	—			17,693
Operating supplies	9,249	—	—			9,249
Assets held for sale	15,051	—	—			15,051
Prepaid expenses and other	39,458	200	(200)	(b	)	39,458

Total current assets	539,083	8,753	(76,551)			471,285
Property and equipment, net	645,066	1,480	(150)	(b	)	646,290
			(106)	(c	)
Other assets:
Goodwill, net	56,473	1,985	66,686	(a	)	123,159
			(1,985)	(b	)
Other, net of allowance for doubtful accounts and notes	82,201	44	1,990	(a	)	84,321
			(20)	(b	)
			106	(c	)

Total other assets	138,674	2,029	66,777			207,480

	$1,322,823	$12,262	$(10,030)			$1,325,055

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$53,978	$194	$—			$54,172
Accrued wages and related liabilities	93,915	1,048	—			94,963
Accrued interest	3,395	—	—			3,395
General and professional liabilities	63,422	—	—			63,422
Federal government settlement obligations	13,728	—	—			13,728
Liabilities held for sale	611	—	—			611
Other accrued liabilities	106,319	3,520	(2,530)	(b	)	107,309
Current portion of long-term debt	9,388	482	(244)	(a	)	9,388
			(238)	(b	)

Total current liabilities	344,756	5,244	(3,012)			346,988
Long-term debt	563,800	1,612	(947)	(a	)	563,800
			(665)	(b	)
Other liabilities and deferred items	178,503	—	—			178,503
Commitments and contingencies
Stockholders’ equity:
Preferred stock, shares authorized: 25,000,000	—	—	—			—
Common stock, shares issued: 116,241,035	11,624	—	—			11,624
Additional paid-in capital	895,947					895,947
Member’s equity	—	5,406	(5,406)	(d	)	—
Accumulated deficit	(563,309)	—	—			(563,309)
Treasury stock, at cost: 8,283,316	(108,498)	—	—			(108,498)

Total stockholders’ equity	235,764	5,406	(5,406)			235,764

	$1,322,823	$12,262	$(10,030)			$1,325,055

See accompanying notes to unaudited pro forma condensed combined financial statements.

BEVERLY ENTERPRISES, INC.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the six months ended June 30, 2004
(In thousands, except per share amounts)

			Pro Forma
	Beverly	Hospice USA	Adjustments			Combined
Revenues	$978,135	$15,828	$—			$993,963
Costs and expenses:
Wages and related	555,672	7,700	—			563,372
Provision for insurance and related items	60,974	—	—			60,974
Other operating and administrative	259,889	5,506	—			265,395
Depreciation and amortization	30,323	182	167	(e	)	30,672
Asset impairments, workforce reductions and other unusual items	1,801	—	—			1,801

Total costs and expenses	908,659	13,388	167			922,214

Income before other income (expenses)	69,476	2,440	(167)			71,749
Other income (expenses):
Interest expense	(23,946)	—	—			(23,946)
Costs related to early extinguishments of debt	(40,254)	—	—			(40,254)
Interest income	2,843	—	—			2,843
Net gains on dispositions	32	—	—			32

Total other expenses, net	(61,325)	—	—			(61,325)

Income before provision for income taxes and discontinued operations	8,151	2,440	(167)			10,424
Provision for income taxes	2,502	—	—			2,502

Income before discontinued operations	5,649	2,440	(167)			7,922
Discontinued operations, net of taxes of $345	(8,133)	—	—			(8,133)

Net income (loss)	$(2,484)	$2,440	$(167)			$(211)

Net income (loss) per share of common stock:
Basic and diluted:
Before discontinued operations	$0.05					$0.07
Discontinued operations, net of taxes	(0.07)					(0.07)

Net income (loss) per share of common stock	$(0.02)					$—

Shares used to compute basic net income (loss) per share	107,359					107,359

Shares used to compute diluted net income (loss) per share	108,437					108,437

See accompanying notes to unaudited pro forma condensed combined financial statements.

BEVERLY ENTERPRISES, INC.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the year ended December 31, 2003
(In thousands, except per share amounts)

			Pro Forma
	Beverly	Hospice USA	Adjustments			Combined
Revenues	$1,820,146	$28,424	$—			$1,848,570
Costs and expenses:
Wages and related	1,087,203	12,302	—			1,099,505
Provision for insurance and related items	111,465	—	—			111,465
Other operating and administrative	470,069	8,172	—			478,241
Depreciation and amortization	59,148	291	335	(e	)	59,774
Special charge and adjustment related to California investigation settlement	(925)	—	—			(925)
Asset impairments, workforce reductions and other unusual items	3,825	—	—			3,825

Total costs and expenses	1,730,785	20,765	335			1,751,885

Income before other income (expenses)	89,361	7,659	(335)			96,685
Other income (expenses):
Interest expense	(63,314)	—	—			(63,314)
Costs related to early extinguishments of debt	(6,634)	—	—			(6,634)
Interest income	5,363	—	—			5,363
Net gains on dispositions	422	—	—			422
Gains on sales of equity investments	6,686	—	—			6,686

Total other expenses, net	(57,477)	—	—			(57,477)

Income before provision for income taxes and discontinued operations	31,884	7,659	(335)			39,208
Provision for income taxes	5,069	—	—			5,069

Income before discontinued operations	26,815	7,659	(335)			34,139
Discontinued operations net of taxes of $3,378	53,653	—	—			53,653

Net income	$80,468	$7,659	$(335)			$87,792

Net income per share of common stock:
Basic and diluted:
Before discontinued operations	$0.25					$0.32
Discontinued operations, net of taxes	0.50					0.50

Net income per share of common stock	$0.75					$0.82

Shares used to compute basic net income per share	106,582					106,582

Shares used to compute diluted net income per share	106,920					106,920

See accompanying notes to unaudited pro forma condensed combined financial statements.

Beverly Enterprises, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1) Basis of pro forma presentation

     On July 30, 2004, the Company acquired, through its indirect wholly owned subsidiary, Hospice Preferred Choice, substantially all of the assets of Hospice USA for cash of approximately $69.1 million. Hospice USA is a privately held company that provides hospice services in Mississippi, Alabama and Tennessee through 18 agencies. The acquisition was accounted for as a purchase business combination under Statement of Financial Accounting Standards No. 141, “Business Combinations.” Accordingly, the estimated fair values of the assets acquired and liabilities assumed were included in the Company’s consolidated balance sheet as of July 30, 2004, the effective date of the purchase. The results of operations are included in the Company’s condensed consolidated results of operations as of and since the effective date of the purchase. There were no significant differences between the accounting policies of the Company and Hospice USA, except as discussed below.

2) Purchase Price Allocation

     The purchase price allocation is preliminary and further adjustments may be made based on a working capital settlement to be finalized during the fourth quarter of 2004. Any working capital settlement resulting in an adjustment to the purchase price will require a cash payment between Beverly and the sellers based on the finalized adjusted net book value of the Hospice USA working capital assets and liabilities.

     Beverly allocated the purchase price of $69.1 million, plus $3.3 million of legal and other professional expenses and costs directly related to the acquisition, based on the fair values of the assets acquired and liabilities assumed. The fair values of identifiable intangible assets, indefinite-lived intangible assets and goodwill are based on an independent valuation of the fair values of such assets conducted at the date of the acquisition.

     The following table summarizes the determined fair values of the assets acquired, net of the liabilities assumed, at the acquisition date.

Purchase price allocation	Amounts (in thousands)
Working capital, net	$2,393
Property and equipment	1,224
Indentifiable intangible assets	1,290
Indefinite-lived intangible assets	700
Other assets	130
Goodwill	66,686

Total purchase price	$72,423

3) Pro Forma Adjustments

(a)	To reflect the cash paid for the acquisition of $69.1 million (including $1.2 million of debt paid off at closing), plus $3.3 million of closing and other costs directly related to the acquisition, as well as the allocation of the purchase price.

(b)	Elimination of Hospice USA historical goodwill and intangibles, as well as the assets and liabilities excluded from the acquisition:

Excluded Assets and Liabilities	Amounts (in thousands)
Cash	$3,246
Accounts receivable - Marshall County	220
Due from related parties	462
Prepaids related to insurance policies	200
Property and equipment	150
Goodwill	1,985
Intangibles	20
Current liability related to Medicare program	2,530
Long-term debt, including current portion	903

(c)	Reclassification of certain assets to be consistent with the Company’s financial statement presentation.

(d)	Elimination of Hospice USA’s equity.

(e)	Amortization of identifiable intangible assets resulting from the acquisition.

4)	Pro Forma Notes

Based on the Company’s accounting policy, the provision for bad debt expense (included in the caption “Other operating and administrative”) would have increased $40,000 for the six-month period ending June 30, 2004 and $462,000 for the year ended December 31, 2003.

No provisions are provided for additional income tax expense due to the availability of the Company’s net operating loss carryforwards. Further, despite Hospice USA’s practice of not compensating its executive management, who were its owners, no adjustments are required for compensation since such duties will be assumed by management already in place at the Company.